Exhibit 21.1

List of Company Subsidiaries

Venu Holding Corporation (“VENU”) has the following subsidiaries:

Subsidiary Name	VENU or Subsidiary Owner	Percentage Interest	Place of Incorporation
Bourbon Brothers Holdings LLC (“BBH”)	Colorado	100%	Colorado
Bourbon Brothers Smokehouse and Tavern CS, LLC (“BBST”)	Colorado	100%	Colorado
Bourbon Brothers Presents, LLC d/b/a Phil Long Music Hall (“BBP”)	Colorado	89%	Colorado
Bourbon Brothers Smokehouse and Tavern GA, LLC (“BBSTGA”)	Georgia	100%	Georgia
Bourbon Brothers Presents GA, LLC (“BBPGA”)	Georgia	100%	Georgia
Notes Holding Company, LLC (“NH”)	Colorado	100%	Colorado
13141 Notes, LLC d/b/a Notes (“Notes”)	Colorado	100%	Colorado
Sunset Amphitheater, LLC (“Sunset”) *	Colorado	14%	Colorado
Hospitality Income & Asset, LLC (“HIA”) *	Colorado	98%	Colorado
Bourbon Brothers Licensing, LLC (“BBL”)	Colorado	100%	Colorado
GA HIA, LLC (“GAHIA”) *	Colorado	15%	Colorado
Notes Live Real Estate, LLC (“NotesRE”)	Colorado	100%	Colorado
Roth’s Sea & Steak, LLC (“Roth Sea”)	Colorado	100%	Colorado
Sunset Operations, LLC (“SunsetOps”)	Colorado	100%	Colorado
Sunset Hospitality Collection, LLC (“SHC”) *	Colorado	53%	Colorado
Notes Hospitality Collection, LLC (“NHC”)	Colorado	100%	Colorado
Sunset at Broken Arrow, LLC (“BA”) *	Colorado	55%	Colorado
Sunset at Mustang Creek, LLC (“MC”) *	Colorado	100%	Colorado
Sunset at McKinney, LLC (“MK”) *	Colorado	68%	Colorado
Sunset Operations at McKinney, LLC (“McKinneyOps”)	Colorado	100%	Colorado
Sunset at El Paso, LLC (“EP”) *	Colorado	98%	Colorado
Sunset Operations at El Paso, LLC (“EPOps”)	Colorado	100%	Colorado
Polaris Pointe Parking, LLC (“PPP”)	Colorado	100%	Colorado
Venu Income, LLC (“Income”)	Colorado	94%	Colorado
Venu VIP Rides, LLC (“Rides”) *	Colorado	50%	Colorado
Notes CS I, DST (“Trust”) *	Delaware	81%	Delaware
Notes CS I Holdings, LLC (“Holdings LLC”)*	Colorado	100%	Colorado
Notes CS I ST, LLC (“Signatory”)*	Colorado	100%	Colorado
Venu LuxeSuite Holdings, LLC (“Luxe”)	Colorado	100%	Colorado
Venu 280, LLC (“Artist 280”)*	Colorado	100%	Colorado
Venu Presents LLC (“Venu Presents”)*	Colorado	100%	Colorado
Sunset at Houston in Webster, LLC (“Sunset Houston”) *	Colorado	97%	Colorado
Hall at Centennial LLC (“Centennial”) *	Colorado	84%	Colorado